                                                                   EXHIBIT 10.12




                              LICENSING AGREEMENT
                                 BY AND BETWEEN
                            INTERQUAL, INCORPORATED
                                      AND
                      LANDA MANAGEMENT SYSTEMS CORPORATION

                              LICENSING AGREEMENT


     This Licensing Agreement made and entered into this 8th day of September, 1992, by and between INTERQUAL(R), INCORPORATED, a Delaware corporation ("InterQual") and Landa Management Systems Corporation d/b/a Landacorp ("Licensee"), STATE OF INCORPORATION.



                                  WITNESSETH:

      WHEREAS, each party is duly organized and existing as a corporation under and pursuant to the laws of its State of Incorporation; and

      WHEREAS, InterQual is the owner of the Licensed Property as defined hereafter; and

      WHEREAS, Licensee is the owner of Maxsys as defined hereafter; and

      WHEREAS, InterQual desires to license the Licensed Property to Licensee for incorporation into Maxsys on the terms and conditions provided herein.

      NOW, THEREFORE, in consideration of the above and mutual covenants contained herein and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Preamble. The preamble and recitals set forth above are hereby incorporated into and made a part of this Agreement.

2. Definitions.

      2.1 Marks. "Marks" shall mean the trademarks and service marks owned by InterQual and set forth in Exhibit 2.1 attached hereto.

      2.2 Criteria. "Criteria" shall mean the proprietary criteria owned by InterQual as set forth in Exhibit 2.2. The Criteria shall include, without limitation, all updates, modifications, additions or deletions to the Criteria ("Modifications") by InterQual, Licensee, Sublicensee or any other party whether or not InterQual has notice of the Modifications.

      2.3 Licensed Property. "Licensed Property" shall mean the Marks and the Criteria.

      2.4 Software. "Maxsys" shall mean the proprietary software of Licensee as described inExhibit 2.4, including any and all versions thereof, which shall incorporate the Criteria as provided under this Agreement. Exhibit 2.4 shall describe the manner in which the Criteria are to be integrated into Maxsys.

      2.5 Sublicensee. "Sublicensee" shall mean any licensee of Maxsys or of any version thereof. Licensee represents and warrants that Exhibit 2.5 contains the list of all of its existing clients as of the date of this Agreement. Nothing contained herein shall preclude Licensee from licensing the Maxsys without the incorporation of the Licensed Property to any potential licensee, except that Licensee shall, on a quarterly basis, notify InterQual in writing of the names and addresses of all clients of Licensee who choose not to have the Licensed Property incorporated in the Maxsys and the type of criteria said client has elected to incorporate in the Maxsys. This information shall not be considered Confidential Information.

      2.6 Medically Appropriate. "Medically Appropriate" or "Medical Appropriateness" means services or supplies which are determined to be: (i) appropriate and necessary for the symptoms, diagnosis or treatment of the injury or disease; (ii) provided for the diagnosis or direct care and treatment of the injury or disease; (iii) preventative services as provided in a benefit plan;
(iv) within standards of good medical practice within the organized medical community; (v) not primarily for the convenience of the patient or of any provider providing services to the patient and (vi) an appropriate supply or level of service needed to provide safe and adequate care.

3. License.

      3.1 Grant of License.

            3.1.1 InterQual hereby grants to Licensee the nontransferable, nonexclusive right to use the Criteria for incorporation into the Maxsys solely for the purpose of sublicensing the Criteria to Sublicensees in the United States, Canada and the United Kingdom in the operation of their respective businesses (the "License").

            3.1.2 InterQual hereby grants to Licensee the non-exclusive right to use the Marks solely for the purpose of identifying InterQual as creator and owner of the Criteria in the Maxsys and in promotional, advertising and operational materials, except that any reference to the Criteria in such literature is subject to InterQual's review and written approval, which shall not be unreasonably withheld. The floppy disk mailers, screens, labels, packaging materials, and manuals contained within the Maxsys shall include "TM" after the appropriate Marks plus a footnote containing the language set forth below, reflecting InterQual's ownership interest in and to its copyrights and trademarks, which language may by revised from time to time by InterQual:

            This software contains criteria created and published by InterQual, Incorporated under its ISD-A(TM), IPM-A(TM) and SIM(TM) trademarks. InterQual is and will remain the sole owner of copyrights in such data and the good will symbolized by the respective system trademarks.

      Licensee shall submit to InterQual for approval prior to first public use, a sample of each program, manual, label, packaging material or other thing which bears the ISD-A, IPM-A or SIM trademark. Such approval shall be deemed given unless within ten (10) business days after the respective submission, InterQual notifies Licensee in writing of InterQual's objections to publication of same.

            3.1.3 InterQual shall have the right to publicize this Licensing Agreement with Licensee in any advertising or publicity releases, subject to the prior written approval of Licensee which shall not be unreasonably withheld and which approval shall be given in a timely manner.

      3.2 Grant of Right to Sublicense.

            3.2.1 InterQual hereby grants to Licensee the right to sublicense the Criteria in the hospital market to Sublicensees subject to the terms and conditions of this Agreement. All such sublicenses shall be subject to the written approval of InterQual and Licensee shall provide InterQual with a copy of each such sublicense prior to the execution of the sublicense agreement between Licensee and Sublicensee. Licensee agrees to provide, on an annual basis, written notification to InterQual of all of the names, addresses and principal representatives of the Sublicensees.

            3.2.2 All of the rights, obligations and conditions provided herein relative to the License shall apply to the Sublicensees, and Licensee shall cause its Sublicensees to comply with all of the terms and provisions of this Agreement.

            3.2.3 Licensee acknowledges that InterQual may have claims against a Sublicensee for its unauthorized use of the Criteria and the Marks prior to the execution of this Agreement, and Licensee, its employees, officers, agents shall not represent to any Sublicensee that the execution of a sublicense agreement between Licensee and Sublicensee in any way affects InterQual's claims against Sublicensee regarding Sublicensee's past use of the Criteria, or a derivative thereof, prior to the execution of this Agreement.

      3.3 Non-transferability of License. The License shall be nondivisible and Licensee shall not sublicense, except as provided in Section 3.2, or in any manner transfer or assign the rights granted herein without the prior written consent of InterQual. Subject to Section 3.2, InterQual shall have the absolute right to withhold its approval of any sublicense.

      3.4 Non-Exclusive License. The License granted herein shall be non-exclusive and InterQual shall have the right to license the Licensed Property to any other party for any other purpose.

      3.5 Updates and Modifications.

            3.5.1 InterQual shall provide Modifications developed by InterQual to the Criteria at no additional cost to Licensee, which Modifications shall be issued by InterQual, at its sole discretion, and according to a schedule determined by InterQual.

            3.5.2 Licensee shall incorporate the Modifications of InterQual or approved by InterQual into the Maxsys in the next annual release of the Maxsys ("Annual Release"). Licensee shall provide InterQual with six (6) months prior written notice of the submission date for the Modifications for inclusion in the Annual Release.

            3.5.3 Subject to this Section 3.5.3, Licensee and any Sublicensee shall have the right to create Modifications. Licensee shall only be able to Sublicense the Modifications in accordance with the terms of this Agreement. During the term of this Agreement, such modifications shall be used by Sublicensee for internal purposes only. Licensee or any Sublicensee desiring to create a Modification shall, by written notice to InterQual, request approval of such Modifications. InterQual shall use all reasonable efforts to review such Modifications and to communicate its approval or denial within thirty (30) days of the receipt of the request. If InterQual does not approve the Modification, the Licensee and any Sublicensee shall still be entitled to incorporate the Modification into the Maxsys as further described in paragraph 3.5.5 hereof, provided, however, that the Licensee and such Sublicensee shall thereafter acknowledge, in writing, and on the Maxsys that the version of the Criteria it uses contains user-initiated changes not specifically approved by InterQual. After the term of this Agreement, Licensee and Sublicensee shall not be entitled to use, sell or license the Modifications to others. The obligations set forth in this Section 3.5.3 shall survive the termination of this Agreement.

            3.5.4 If Licensee shall charge a fee to a Sublicensee for a software modification related to a Modification, InterQual may charge such Sublicensee, at its current fee schedules, for reviewing, approving or processing the Modification.

            3.5.5 Licensee shall provide the following features in each copy of a Maxsys:

                  (i) an automatic mark that identifies any non-InterQual
            approved Modification made by a Sublicensee to the Criteria indicating that such Modification is "User Specific"; and

                  (ii) an automatic notice on the title or acknowledgement
            screen of a Maxsys which is activated whenever any User Specific Modification has been implemented that indicates that the User Specific Changes are included in the Criteria.

            3.5.6 Consulting and Training. In conjunction with the grant of the License, Licensee shall inform its Sublicensees of the incorporation of the Criteria into the Maxsys and of the availability of InterQual to provide training and consultation services with respect to the Criteria. InterQual shall, upon request of Licensee or Sublicensees, provide such training and consultation services at its then current fee schedules. Licensee shall not be entitled to any portion of the fees charged by InterQual.

4. Licensee's Obligations/Responsibilities. Licensee will, in connection with the sublicensing of the Criteria, in addition to its other obligations herein, assume responsibility for the following:

      4.1 Licensee shall provide, at its sole expense, to Sublicensee any technical support including initial and ongoing maintenance (including the inclusion of any Modifications) for the installation and maintenance of the Criteria during the term of this Agreement. Licensee shall provide the technical support in a professional and workman like manner.

      4.2 Licensee shall refer Sublicensee's inquiries regarding the content of the Criteria to InterQual following software installation.

      4.3 Licensee agrees to assume responsibility for its own expenses in a mandatory annual sales meeting with InterQual to review the relationship, assess sales and marketing strategies and identify new opportunities.

      4.4 Licensee shall keep complete, accurate and up-to-date books and records in accordance with generally accepted accounting principles and sound business practice covering all transactions relating to Sublicensees, and Licensee shall no less than on a quarterly basis provide to InterQual a written accounting of all executed and prospective sublicense agreements. Licensee shall pay to InterQual the license and marketing fees within thirty (30) days of the date it receives the license fee from Sublicensee. If license and marketing fees are not paid pursuant to the terms set forth in this paragraph 4.4, InterQual may charge, in its sole discretion, Licensee interest at the rate of one (1%) percent per month, in addition to such other rights as it may have. Except as provided in paragraph 11.3.4, Licensee shall not be entitled to any refund of any license fee for Criteria purchased by Sublicensee should a Sublicensee terminate its agreement with Licensee for Software.

      4.5 InterQual and/or its authorized representatives shall upon reasonable notice have the right to inspect, audit, and/or copy such records in order to determine whether all provisions of the Agreement have been met. InterQual agrees that all information and records obtained in such audit shall not be disclosed to authorized persons unless required to do so by law or legal action. InterQual shall also have the right to audit as described in this paragraph 4.4 for two years following the termination date of this Agreement by lapse of time or otherwise.

      4.6 Licensee agrees to notify InterQual promptly, in writing, of the existence of any circumstances surrounding any unauthorized copying, reproduction, alteration, use or distribution of the Criteria by any entity.

      4.7 Upon the execution of this Agreement, Licensee shall furnish InterQual, without charge, with one (1) copy of the Maxsys, manuals and documentation related thereto, and with all updates, enhancements and improvements. InterQual shall use the Maxsys solely for inspection and verification of the use of the Licensed Property, except to the extent it obtains Licensee's express written approval to use the Maxsys for demonstration purposes to existing and prospective clients of InterQual. To the extent it is not feasible for Licensee to provide InterQual with a copy of the Maxsys for inspection and verification purposes (i.e. due to technical reasons including hardware requirements and operating system requirements), Licensee may provide InterQual with modem access to the Maxsys, during regular business hours without charge for inspection and verification.


5. InterQual's Obligations/Responsibilities. InterQual will, in connection with the sublicensing of the Criteria, in addition to its other obligations herein, assume responsibility for the following:

      5.1 Upon execution of this Agreement, provide Licensee with one (1) copy of each of the following:

            5.1.2 One complete set of the most current version of the Criteria in hard copy;

            5.1.3 One copy of the diskette loaded with the data files containing the Criteria.

      5.2 InterQual shall provide up to a maximum of eight (8) hours per year of telephone support to Licensee for assistance in the integration of the Criteria into the Software. Additional consulting support, both by telephone and on-site is available to Licensee following the initial eight (8) hours at InterQual's current fee schedule for its technical support staff.

      5.3 InterQual agrees to assume responsibility for its own expenses in attending the mandatory annual sales meeting with Licensee.

6. License Fee. As consideration for the right to sublicense the Licensed Property,

Licensee shall pay to InterQual a license fee as set forth in Exhibit 6.

7. Marketing Fees. Licensee agrees to pay InterQual a ten percent (10%) marketing fee for prospective clients who are not currently "active" clients of Licensee ("active" meaning clients who have previously been in direct contact with the sales force of Licensee regarding Maxsys) and who have become interested in Maxsys because of InterQual's direct involvement and InterQual notifies Licensee in writing of the circumstances, and without further participation of InterQual the contact results in the execution of a license agreement with or without the inclusion of the Criteria between the prospective client and Licensee. To the extent the license agreement includes the Criteria, Licensee would pay InterQual the ten percent (10%) marketing fee in addition to that provided in Exhibit 6.

8. Title.

      8.1 Ownership of Licensed Property by InterQual.

            8.1.1 Licensee acknowledges and its Sublicensees shall acknowledge InterQual's exclusive right, title and interest in and to the title to the Licensed Property in any and all forms or embodiments thereof together with the goodwill of the business represented by the Licensed Property. InterQual shall have the right to obtain and hold in its own name trademarks, copyrights, registrations or such other protections as may be appropriate to the subject matter, and any extensions or renewals thereof. Licensee shall provide InterQual, and any person designated by InterQual, any reasonable assistance, at InterQual's expense, required to perfect InterQual's rights defined in this Agreement.

            8.1.2 In connection with the use of the Licensed Property, Licensee and its Sublicensees shall not in any manner represent that they have any ownership in the Licensed Property or registration thereof, or do any act or thing which may in any way either impair the right of InterQual in and to the Licensed Property or affect the validity of the Licensed Property or depreciate the value of the Licensed Property or its established prestige and goodwill. Licensee acknowledges and its Sublicensees shall acknowledge that use of the Licensed Property shall not create in favor of Licensee or its Sublicensees any right, title or interest in or to the Licensed Property and all uses of the Licensed Property by Licensee and its Sublicensees shall inure to the benefit of InterQual. Licensee and Sublicensee shall assign to InterQual as such things are created, all of Licensee's and Sublicensee's copyrights in derivative versions of the Licensed Works prepared by or for Licensee or Sublicensee, and Licensee and Sublicensee shall be licensed to use such derivative versions in the same manner as provided herein as if they were Licensed Works.

      8.2 Ownership of Maxsys Software by Licensee.

            8.2.1 InterQual acknowledges Licensee's exclusive right, title and interest in and to the title to the Maxsys Software. Licensee shall have the right to obtain and hold in its own name trademarks, copyrights, registrations or such other protections as may be appropriate to the subject matter, and any extensions or renewals thereof. InterQual shall provide Licensee, and any person designated by Licensee, any reasonable assistance, at Licensee's expense, required to perfect Licensee's rights defined in this Agreement.

              8.2.2 In connection with the use of the Maxsys, InterQual shall not in any manner represent that it has any ownership in the Maxsys or registration thereof, and InterQual acknowledges that use of the Maxsys shall not create in favor of InterQual any right, title or interest in or to the Licensee and all uses of the Maxsys by InterQual shall inure to the benefit of Licensee.

      8.3 Rights Upon Termination. Upon termination of this Agreement for any reason whatsoever, whether for cause or not for cause, whether voluntarily or involuntarily, Licensee shall:

              8.3.1 except as provided in Section 8.4.2, cease and desist from all use of the Criteria, and any Modifications thereof, in any way, and shall destroy all software incorporating the Criteria and Modifications and deliver to InterQual, or its duly authorized representatives, all materials and documents pertaining to the Criteria and Modifications; and

              8.3.2 Licensee shall not adopt or use without InterQual's prior written consent any material similar to the Marks or any word or mark which is likely to be similar to or confusing with the Marks.

Likewise, InterQual shall cease and desist from all use of the Maxsys, and any Modifications thereof, in any way, and shall destroy all copies of the Maxsys in its possession and deliver to Licensee, or its duly authorized representatives, all materials and documents pertaining to the Maxsys.

      8.4 Termination and Sublicenses.

            8.4.1 Upon termination of this Agreement whether for cause or not for cause, whether voluntarily or involuntarily, the License shall be revoked effective on the date of termination and Licensee shall not enter into further Sublicenses. The sublicenses previously granted by Licensee to Sublicensees shall remain in full force and effect provided that: (i) Licensee and the Sublicensees continue to observe the terms of this Agreement with respect to the sublicenses; (ii) Licensee continues to pay the license fees as provided in Section 6; and (iii) Licensee continues to provide the maintenance for the Maxsys for sublicensees as provided in
      Section 4.1.

              8.4.2 Upon the termination of this Agreement, during the term of any remaining sublicenses of the Maxsys, Licensee may maintain a copy of the Criteria and InterQual shall continue to provide Modifications as provided in
      Section 3.5.1.

            8.4.3 Upon termination of this Agreement, during the term of any remaining sublicenses of the Maxsys, InterQual may maintain and Licensee shall provide to InterQual a copy of or modem access to the Maxsys then in use with the criteria. Upon termination of all sublicenses, InterQual shall return all copies of the Maxsys in its possession.

9. Confidential Information.

      9.1 Legal Restrictions. Neither party hereto shall be in default for failure to supply information which such party, in good faith, believes cannot be supplied due to prevailing law, or for supplying information which such party, in good faith, believes is required to be supplied due to prevailing law.

      9.2   Non-Disclosure of Confidential Information.

            9.2.1 Each party acknowledges that (i) due to the nature of this Agreement, each party shall have access to and acquire Confidential Information as defined in Section 9.2.3 related to the business and operations of each other party; (ii) all Confidential Information constitutes confidential and proprietary information; (iii) the disclosure of Confidential Information to third parties would cause substantial loss to the goodwill of each party; (iv) disclosure of Confidential Information by each party shall be made due to the position of trust and confidence that each other party shall occupy due to the Agreement and due to the restrictions contained herein; (v) disclosure of Confidential Information would cause the party owning the Confidential Information irreparable harm; and (vi) the restrictions imposed upon each party herein would not hamper it in doing business.

            9.2.2 In consideration of the acknowledgements set forth in Section 9.2.1, each party (and the respective officers, directors, employees, agents, successors and assigns of each party) shall, during the term of this Agreement and following the termination of this Agreement, whether voluntarily or involuntarily, whether for cause or not for cause, hold any and all Confidential Information in the strictest confidence as a fiduciary, and shall not, voluntarily or involuntarily, sell, transfer, publish, disclose, display or otherwise make available to others any portion of the Confidential Information without the express written consent of the other party. Each party shall use its best efforts to protect the Confidential Information consistent with the manner in which it protects its most confidential business information; PROVIDED, HOWEVER, during the term of this Agreement and subsequent to the termination of this Agreement, neither party shall be liable for unauthorized disclosure which occurs regardless of such precautions.

            9.2.3 "Confidential Information" shall mean the Licensed Property, (software) and information of each party that shall be subject to patent, copyright, trademark, trade name or service mark protection, or described as confidential by each party, or not otherwise in the public domain and related to the business and operations of each party, including, without limitation, the information relating to earnings, volume of business, methods, systems, practices or plans of each party, and all similar information of any kind or nature whatsoever, which is known only to persons having a fiduciary or confidential relationship with the party that owns proprietary rights in or to such information.

      9.3 Software Innovations or Enhancements. Any software, inventions, innovations or enhancements that arise or result directly or indirectly from this Agreement which Licensee creates, shall be and remain the sole and exclusive property of Licensee and its nominees. As used, software shall include data, designs, algorithms, flow charts, source code, object code, and other documentation arising out of the services performed by Licensee and shall not include any Modifications.

10. Disclosure and Inspection.

      10.1 Disclosure. When required by law or in its proposals to prospective or existing clients, Licensee or Sublicensee may disclose any or all part of the Criteria subject to the following conditions. Each copy including any or all part of the Criteria which is disseminated must clearly display Licensor's copyright notice and include a legend stating the following:

      Copyright(c) 1992, 1991(2), 1989(2), 1987, 1986, 1985, 1984, 1983, 1979,
      1978 by InterQual(R), Incorporated . All rights reserved. Copied by permission of InterQual solely for use by [Licensee or Sublicensee] [for compliance with state law] [for promotional or marketing purpose]. No portion of this document may be further copied or incorporated into other media without InterQual's explicit written permission.

      10.2 Inspection of Licensed Property' To permit InterQual to monitor compliance by Licensee with the terms of this Agreement, upon reasonable request by InterQual, Licensee shall furnish InterQual with a reasonable number of representative materials and documents, pertaining to the use of the Licensed Property from time to time.

11. Indemnification.

      11.1 Acknowledgement. Licensee acknowledges and Licensee's Sublicensees shall acknowledge that the Criteria are based upon clinical interpretation and analyses (collectively "Analyses") and that the Analyses are secondary sources which alone cannot resolve medical ambiguities of particular situations or provide the sole basis for definitive decisions. As such, Licensee's Sublicensees shall use the Criteria solely as guidelines for payment decisions of payors with respect to Medical Appropriateness of health care services. The Criteria shall not be used by Licensee's Sublicensees for clinical determinations to govern the level of medical care received by a patient or in any manner interfere with the provider-patient relationship.

11.2 Indemnity by Licensee.

            11.2.1 Licensee and each sublicensee shall indemnify, defend and hold harmless InterQual, its officers, directors, employees and agents from and against any and all claims, suits, losses, demands, damages or expenses including reasonable attorneys' fees ("Liability") arising out of any claim or action relating to decisions based upon the Criteria by Licensee or Sublicensees. Licensee shall include this indemnity in favor of InterQual in each sublicense of the Licensed Property to each sublicensee.

            11.2.2 Licensee shall indemnify, defend and hold harmless InterQual, its officers, directors, employees and agents from Liability arising from any breach by Licensee of its obligations hereunder or arising out of or relating to its Sublicense of the Licensed Property or with respect to the Maxsys.

  11.3   Indemnity by InterQual.

            11.3.1 InterQual shall indemnify, defend and hold harmless Licensee, its officers, directors, employees and agents from and against Liability arising from any breach by InterQual of its express obligations hereunder. InterQual assumes no Liability to Sublicensee or to any third party with respect to the Licensed Property or other products sold or the services rendered by Sublicensee under or in connection with the Licensed Property.

            11.3.2 THE CRITERIA ARE PROVIDED "AS IS". INTERQUAL DISCLAIMS ANY OTHER WARRANTY, EXPRESS OR IMPLIED, INCLUDING AS TO MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE OR SERVICE OF THE CRITERIA, OR THE COMPATIBILITY OF OUTPUT USING THE CRITERIA WITH ANY LAW, REGULATION OR ORDER. IN NO EVENT SHALL INTERQUAL, ITS SUBCONTRACTORS OR AGENTS BE LIABLE FOR SPECIAL, INCIDENTAL, CONSEQUENTIAL OR EXEMPLARY DAMAGES IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR THE FURNISHING OF THE CRITERIA OR PERFORMANCE OF SERVICES PROVIDED FOR HEREIN, EVEN IF ANY OF THEM HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

            11.3.3 The disclaimer provided in Section 11.3.2 shall be acknowledged by each sublicensee and included in each sublicense of the Licensed Property.

            11.3.4 InterQual shall defend at its own cost and expense any claim or action against Licensee and its Sublicensees, for infringement of any patent, copyright or similar property right (including, but not limited to, misappropriation of trade secrets) based on any Criteria furnished hereunder by InterQual. InterQual shall have the sole right to conduct the defense of any such claim or action and all negotiations for its settlement or compromise, unless otherwise mutually agreed upon and expressed in writing signed by the parties hereto.

              In addition, InterQual shall indemnify and hold Licensee, its Sublicensees, their directors, officers, employees and agents, harmless from and against Liability associated with any such claim or action of patent or copyright infringement.

              If a judgment has been rendered by a court of law that such infringement claim or action has occurred, or in InterQual's judgment, is likely to occur, Licensee shall allow InterQual, at InterQual's option and expense, to either: (a) procure for Licensee the right to continue using said materials; (b) modify such materials to become non-infringing (provided that such modification does not adversely affect the intended use of the materials as contemplated hereunder); (c) replace said materials with an equally suitable, compatible and functionally equivalent non-infringing materials at no additional charge to Licensee; or (d) if none of the foregoing alternatives is reasonably available to InterQual, upon written request, Licensee shall return the materials in question to InterQual and InterQual shall refund the then unearned portion of the License Fee (including all marketing fees as set forth in Section 7 hereof) paid by Licensee in respect of such materials and accept return of such materials.

12. Termination of Agreement.

      12.1 Term. The term of this Agreement shall be for one (1) year commencing on September 1, 1992 and terminating August 31, 1993. Thereafter, this Agreement shall automatically renew for periods of one (1) year unless either party shall give the other party ninety (90) days written notice of termination prior to the end of the initial term or any renewal term.

      12.2 Termination for Breach. Either party may terminate this Agreement for cause upon breach of this Agreement by the other party not remedied within thirty (30) days after the receipt by such other party of notice thereof from the terminating party.

      12.3 Liability. The surrender, cancellation or termination of this License shall not effect the liability of any party for obligations accruing prior to termination.

13. Remedies.

      13.1 Injunctive Relief. Remedies at law may be inadequate and the parties shall be entitled to equitable relief, including without limitation, injunctive relief, specific performance or other equitable remedies in addition to all other remedies provided hereunder or available to the parties at law or equity.

      13.2 Remedies Cumulative. No remedy made available by any of the provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

      13.3 Limitation of Remedies. Anything elsewhere contained in this Agreement to the contrary notwithstanding, the sole remedy of Licensee for any material breach or act or omission of InterQual, other than the remedy provided in
Section 11.3.4, shall be a refund of all of the consideration paid by Licensee to InterQual pursuant to this Agreement.

      13.4 Costs. If any legal action or other proceeding is brought by any party to this Agreement for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

14. Miscellaneous Provisions.

      14.1 Notices. All notices shall be in writing personally delivered or sent by fax or mailed by certified mail, return receipt requested, effective on delivery, addressed to the parties at the address specified below:

      InterQual, Incorporated        Landacorp:
      c/o Charles M. Jacobs,         c/o Michael Faubert
      President                      Chief Executive Officer
      293 Boston Post Road West             1370 Ridgewood Drive
      Suite 180                      Suite 7
      Marlborough, MA 01752          Chico, Calif. 95926


      14.2 Independent Contractors. Each party, its officers, agents and employees are at all times independent contractors to the other party. Nothing in this Agreement shall be construed to make or render either party or any of its officers, agents, or employees of agent, servant, or employee of, or joint venturer of or with, the other.

      14.3 Entire Agreement. This Agreement represents the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and all prior and concurrent agreements, understandings, representations and warranties with respect to such subject matter, whether written or oral, are and have been merged herein and superseded hereby. This Agreement may be amended in writing, and any such amendment shall not be effective against a party to this Agreement that shall not have signed such amendment.

      14.4 Compliance with Terms. Failure to insist upon strict compliance with any of the terms herein (by way of waiver or breach) by any party hereto shall not be deemed to be a continuous waiver in the event of any future breach or waiver of any condition hereunder.

      14.5 Rights of Parties. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to this Agreement and to their respective successors and assigns.

      14.6 Benefits. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and, to the extent permitted herein, assigns.

      14.7 Severability. If any portions of this Agreement shall, for any reason, be invalid or unenforceable, such portions shall be ineffective only to the extent of such invalidity or unenforceability, and the remaining portion or portions shall nevertheless be valid, enforceable and of full force and effect.

      14.8 Conflict of Laws. This Agreement shall be governed by the laws of the Commonwealth of Massachusetts without giving effect to its conflicts of law provisions.


      14.9 Exhibits. The Exhibits referenced herein are made a part of this Agreement, and the parties to this Agreement represent and warrant that they are true and correct in all material respects as of the date appearing thereon.

      14.10 Assignment. Except as otherwise specifically provided herein, this Agreement may not be assigned without the express written consent of the parties hereto.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

LANDACORP

By: /s/ F. MICHAEL FAUBERT             Date: September 8, 1992
    ------------------------------           -----------------------------------

Title: President & CEO
       ---------------------------


INTERQUAL INCORPORATED

By: /s/ [Signature Illegible]          Date: 9/18/92
    -------------------------------          -----------------------------------

Title: Executive Vice President
       ----------------------------

                                   Exhibit 2.1

                    TRADEMARKS AND SERVICE MARKS OF INTERQUAL

1.    InterQual

2.    SI/IS

3.    ISD

4.    ISD-A

5.    SIM

6.    SIM II

7.    SIM III

8.    SIM IV

9.    SIM V

10.   SIM-A

11.   IQ/ACS

12.   IPM-A

13.   BBP-A

14.   NIPM-A

15. Any additional trademarks and service marks as may be added from time to time. InterQual shall provide delineation of any added marks in writing, return receipt requested.

                                   EXHIBIT 2.2

                                    CRITERIA

The Criteria are contained, without limitation, in the following copyrighted works:

1     Itensification Criteria for Concurrent Utilization Review (SI/IS) (August,
      1978)

2 A Guide to Systematic Utilization Monitoring: Cyclic Review ISD Screening Criteria (December, 1979)

3     ISD Review System (December, 1980; January, 1982; June, 1988; October,
      1983)

4     The ISD Review System (December, 1983)

5     The ISD-A Review Systems (January, 1984; March, 1984; August, 1984)

6     ISD-A Review System (February, 1985)

7     ISD-A Supplement (February, 1985)

8     ISD-A Review System with Adult Criteria (January, 1986)

9     ISD-A Review System with Pediatric Criteria (January, 1986)

10    The ISD-A Review System with Adult Criteria (May, 1987)

11    The ISD-A Review System with Pediatric Criteria (May, 1987)

12    The ISD-A Quick Reference with Adult Criteria (June, 1987)

13    The ISD-A Quick Reference with Pediatric Criteria (June, 1987)

14    The ISD-A Review System with Adult Criteria (January, 1989)

15    The ISD-A Review System with Adult Criteria (December, 1989)

16    The ISD-A Quick Reference with Adult Criteria (December, 1989)

17    The ISD-A Quick Reference with Pediatric Criteria (February, 1990)

18    The ISD-A Review System with Pediatric Criteria (March, 1990)

19    The ISD-A Review System with Adult ISD Criteria (March, 1991)

20    The ISD-A Review System with Adult ISD Criteria (January, 1992)

21 SIM-Surgical Indications Monitoring Guidelines, Forms and Sample Criteria (July, 1981)

22    SIM - Surgical Indications Monitoring: Volume II (July, 1983)

23    SIM II, Surgical Indications Monitoring Second Edition (October, 1987)

24 SIM III, Surgical Indications Monitoring with Pediatric Criteria (1st ed) (October, 1987)

25    SIM IV: Surgical Indications Monitoring (Adult Edition) (March, 1990)

26    SIM IV Surgical Indications Monitoring, Pediatric Edition (August, 1990)

27 SIM-A, Surgical Indications Monitoring for Appropriateness (Adult Edition) (May 1991)

28    SIM V: Surgical Indications Monitoring (Adult Version) (1991)

29    The ISD-A Review System with Adult ISD Criteria (1991)

30    The ISD-A Review System with Adult ISD Criteria (1992)

31 Any added copyrighted materials which shall from time to time be developed by InterQual. Written notification of added copyrighted materials shall be provided by InterQual in writing, return receipt requested.

                                   EXHIBIT 2.4

                                     MAXSYS

Maxsys into which Criteria will be incorporated is a comprehensive information system supporting, for example, quality assurance, infection control, risk management, utilization review, medical staff recredentialing designed to operate in the DOS operating system.

                                  EXHIBIT 2.6
                            LIST OF EXISTING CLIENTS

                                   EXHIBIT 6

                                 Consideration


Licensee will pay to InterQual, on an annual basis, the applicable prices for each sublicensee's ability to use the criteria as set forth in the attached pricing sheet, labeled Exhibit A and incorporated herein. InterQual reserves the right, at its sole discretion, to increase the license fee set forth on Attachment A, on an annual basis, by an amount proportional to any increase reflected in InterQual's current published list prices for the Criteria by providing Licensee with sixty (60) days written notice of such increase.

                                    EXHIBIT A

                        ANNUAL HOSPITAL LICENSE FEES FOR
                INCORPORATING INTERQUAL(R) SYSTEMS/CRITERIA INTO
                     COMPUTERIZED OR OTHER DERIVATIVE WORKS

                            NUMBER OF LICENSED BEDS


SYSTEM PRICE,      <100   100-199    200-299   300-399    400+
INCLUDING:

ISD-A(TM)
SIM-A(TM)
IPM-A(TM)
NIPM-A(TM) (not currently available for distribution)
BBP-A(TM) (not currently available for distribution)
DRUGS
RAQ(TM)

================================================================================

Total Price:       2000     3000      4000     4500    5000

NOTES:

1.    A la carte discount: Subtract 10% for each criteria set not ordered.

2.    Prices include all updates and maintenance.